                                                                     Exhibit (g)


                               CUSTODIAN AGREEMENT

       This Agreement, dated the 29th day of December, 1993, made by and between The American Heritage Fund, Inc. (the Fund), a corporation operating as an open-end investment company, duly organized under the laws of the State of New York and Star Bank, N.A. (Star) a national banking association organized under the laws of the United States of America.

                                   WITNESSETH:

       WHEREAS, the Fund desires to appoint Star as custodian of its Securities and cash, and Star is willing to act in such capacity upon the terms and conditions herein set forth; and

       WHEREAS, Star in its capacity as custodian hereunder will also collect and apply the dividends and interest on said Securities in the manner and to the extent set forth.

       NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto, intending to be legally bound, do hereby agree as follows:

       Section 1 . The terms as defined in this Section wherever used in this Agreement, or in any amendment or supplement hereto, shall have the meanings herein specified unless the context otherwise requires.

       Custodian:   The term Custodian shall mean Star Bank, N.A., 425 Walnut
Street, ML 5127, Cincinnati, Ohio 45202 in its capacity as custodian under this Agreement.

       Fund:        The term Fund shall mean The American Heritage Fund, Inc.

       Securities: The term Securities shall mean bonds, debentures, notes, stocks, shares, evidences of indebtedness, and other securities and investments from time to time owned by the Fund.

       Share Certificates:    The term Share Certificates shall mean the stock
certificates for the Shares.

       Shareholders: The term Shareholders shall mean the registered owners from time to time of the Shares in accordance with the stock registry records maintained by the duly appointed Transfer Agent of the Fund.

       Shares:      The term Shares shall mean the shares of common stock issued by the Fund.

       Transfer Agent:   The term Transfer Agent shall mean American Data
Services, Inc., or its successor which may be appointed by the Fund.

       Written Instructions From The Fund:    The term Written Instructions From
The Fund shall mean an authorization, instructions, certification or approval in form acceptable to the Custodian, signed by one or more officers of the Fund or other signatories authorized to sign Written Instructions From the Fund by a resolution of the Board of Directors of the Fund.

       Written Instructions From The Transfer Agent:   The term Written
Instructions From the Transfer Agent shall mean an authorization, instructions, certification or approval in form acceptable to the Custodian, signed by one or more officers of the Transfer Agent or other signatories authorized to sign Written Instructions From The Transfer Agent by a resolution of the Board of Directors of the Transfer Agent.

       Section 2. The Fund shall from time to time file with the Custodian a certified copy of each resolution of its Board of Directors authorizing execution of Written Instructions From The Fund and the number of signatories required, together with certified signatures of the officers and other signatories authorized to sign, which shall constitute conclusive evidence of the authority of the officers and signatories designated therein to act, and shall be considered in full force and effect with the Custodian fully protected in acting in reliance thereon until it receives written notice to the contrary; provided, however, that if the certifying officer is authorized to sign Written Instructions From The Fund, the certification shall be also signed by a second officer of the Fund.

       Section 3. The Fund shall from time to time cause to be filed with the Custodian a certified copy of each resolution of the Board of Directors of the Transfer Agent authorizing execution of Written Instructions From The Transfer Agent and the number of signatories required, together with certified signatures of the officers and other signatories authorized to sign, which shall constitute conclusive evidence of the authority of the officers and signatories designated therein to act, and shall be considered in full force and effect with the Custodian fully protected by the Fund in acting in reliance thereon until it receives written notice to the contrary; provided, however, that if the certifying officer is authorized to sign Written Instructions From The Transfer Agent the certification shall be also signed by a second officer of the Transfer Agent.

       Section 4. The Fund hereby appoints the Custodian as custodian of the Securities of the Fund and cash from time to time on deposit hereunder, to be held by the Custodian and applied as provided in the Agreement. The Custodian hereby accepts such appointment subject to the terms and conditions hereinafter provided. Such Securities and cash shall, however, be and remain the sole property of the Fund and the Custodian shall have only the bare custody thereof. The Securities deposited with the Custodian shall be held either in the physical possession of the Custodian, placed with a depository as authorized by law or held in book-entry form by the Federal Reserve Bank. Securities may be held in the name of the depository or the Custodian's nominee, or if directed by Written Instructions from the Fund, in the name of the Fund or its nominee. Securities, excepting bearer securities, delivered from time to time to the Custodian upon purchase or otherwise shall in all cases be in due form for transfer or already registered as above provided.

       Section 5. The Fund will initially transfer and deposit or cause to be transferred and deposited with the Custodian all of the Securities and cash owned by the Fund at the time this Agreement becomes effective (the "Effective Date"). The Fund will cause to be deposited with the Custodian additional Securities as the same are purchased or otherwise acquired from time to time and dividends or interest collected on such securities.

       Thereafter the Fund will cause to be deposited with the Custodian hereunder (i) the net proceeds of Securities sold from time to time, and (ii) the applicable net asset value of Shares sold from time to time whether representing initial issue, treasury stock or reinvestments of dividends and/or distributions payable to Shareholders. Deposits with respect to sales of Shares shall be accompanied by Written Instructions From the Transfer Agent stating the number of Shares to be issued or reissued, the applicable net asset value per share and the amount to be deposited with the Custodian.

       Section 6. The Custodian is hereby authorized and directed to disburse principal cash from time to time as follows:

       (a) for the purpose of payment for the purchase of Securities purchased by the Fund, upon receipt by the Custodian of both (i) Written Instructions From the Fund specifying the Securities and stating the purchase price, and the name of the broker, investment banker or other party to or upon whose order the purchase price is to be paid, and (ii) upon receipt of the Securities so purchased;

     (b) for the purpose of redeeming or repurchasing Shares, upon receipt of Written Instructions From the Transfer Agent;

     (c) for the purpose of exercising warrants and rights received upon the Securities, upon timely receipt of Written Instructions from the Fund authorizing the exercise of such warrants and rights stating the consideration to be paid;

     (d) for the purpose of repaying in whole or in part any loan of the Fund upon receipt of Written Instructions From the Fund directing payment and stating the Securities, if any, to be received against payment; or

     (e) for the purpose of making or reimbursing the Fund for other corporate expenditures upon receipt of Written Instructions from the Fund stating that such expenditures were authorized by resolution of the Board of Directors of the Fund and are or were for proper corporate purposes, and specifying the amount of payment, the purpose of which such payment is to be made, and naming the person or persons to whom such payment is to be made.

     The Custodian will collect from time to time the interest and/or dividends on the Securities held by it hereunder and will deposit the same in a separate income account until disbursed as hereinafter provided.

     The Custodian is authorized to advance or pay out of said income account accrued interest on bonds purchased and dividends on stocks sold and like items. In the event that any Securities are registered in the name of the Fund or its nominee, the Fund will endorse to the

Custodian, or cause to be endorsed, dividend and interest checks or will issue appropriate orders to the issuers of the Securities to pay dividends and interest to the Custodian.

     Subject to proper reserves for dividends owing on stocks sold and like items, the Custodian will disburse the money from time to time on deposit in the income account to or upon the order of the Funds as it may from time to time direct for the following purposes:

     (a) to pay the proper compensation and expenses of the Custodian;

     (b) to transfer funds to the duly designated dividend disbursing agent of the Fund to pay dividends and/or distributions which may be declared by the Board of Directors of the Fund upon receipt of appropriate Written Instructions from the Fund;

     (c) to pay, or provide the Fund with money to pay taxes upon receipt of appropriate Written Instructions from the Fund; or

     (d) to pay interest, management or supervisory fees, administration, dividend and transfer and dividend disbursing agency fees and costs, compensation of personnel, or operating expenses (including, without limitation thereto, fees for legal, accounting and auditing services), and to disburse cash for other proper corporate purposes. Before making any such payment or disbursement, however, the Custodian shall receive (and may conclusively rely upon) Written Instructions from the Fund in duplicate requesting such payment or disbursement and stating that it is for one or more of the purposes hereinabove enumerated, provided that if such payment or disbursement is for other proper corporate purposes, the Written Instructions from the Fund shall state that the payment or disbursement was authorized by resolution of the Board of Directors of the Fund and is for a proper corporate purpose.

     The determination of the Board of Directors of the Fund as to what shall constitute income derived from the Securities from time to time held hereunder as distinguished from principal or capital, shall be final and conclusive upon the Fund, the Custodian and the Shareholders.

     The Fund hereby authorizes and directs the Custodian to transfer cash between principal and income accounts in order to cover any overdraft in either of said accounts.

     Section 7. The Custodian is hereby authorized and directed to deliver Securities from time to time as follows:

     (a) for the purpose of completing sales of Securities sold by the Fund, upon receipt of both (i) the net proceeds of sale and (ii) Written Instructions from the Fund specifying the Securities sold and stating the amount to be received and the broker, investment banker or other party to or upon whose order the Securities are to be delivered;

     (b) for the purpose of exchanging Securities or other Securities and/or cash upon timely receipt of (i) Written Instructions from the Fund stating the Securities to be delivered and the Securities and/or cash to be received in exchange and the manner in which the exchange is to be made, and (ii) against receipt of the other Securities and/or cash as specified in the Written Instructions from the Fund;

     (c) for the purpose of exchanging or converting Securities pursuant to their terms or pursuant to any plan of conversion, consolidation, recapitalization, reorganization, or readjustment or otherwise, upon timely receipt of (i) Written Instructions from the Fund authorizing such exchange or conversion and stating the manner in which such exchange or conversion is to be made, and (ii) against receipt of the Securities, certificates of deposit, interim reports, and/or cash to be received as specified in the Written Instructions From The Fund;

     (d) for the purpose of presenting Securities for payment which have matured or have been called for redemption;

     (e) for the purpose of delivery of Securities upon redemption of Shares in kind, upon receipt of appropriate Written Instructions From The Transfer Agent; or

     (f) for the purpose of depositing with the lender Securities to be held as collateral of a loan to the Fund upon receipt of Written Instructions From The Fund directing delivery to the lender.

    Section 8. The Custodian assumes no duty, obligation or responsibility whatsoever to exercise any voting or consent powers with respect to the Securities held by it from time to time hereunder, it being understood that the Fund, or such person or persons as it may designate, shall have the right to vote, or consent or otherwise act with respect to such Securities. The Custodian will furnish to the Fund proxies or other appropriate authorization with respect to Securities registered in the name of the Custodian or its nominee so that such voting powers, or powers to consent or otherwise act may be exercised by the Fund or pursuant to its direction.

    Section 9. The Custodian's compensation shall be as set forth in Schedule A hereto attached, or as shall be set forth in amendments to such schedule approved by the Fund and the Custodian.

    Section 10. The Custodian shall handle, forward and/or process notices of stockholder meetings, proxy statements, annual reports, conversion notices, call notices, or other notices or written materials of any kind sent to the registered owners of securities (hereinafter referred to as

"notices and materials"), excluding only stock certificates and dividends and interest payments. Upon receipt by the Custodian of warrants or rights issued in connection with the assets of the Fund, the Custodian shall enter on its ledgers appropriate notations indicating such receipt.

       Section 11. The Custodian assumes no duty, obligation or responsibility whatsoever with respect to Securities not deposited with the Custodian. Common stocks or other securities exchanged for Shares shall not be considered deposited with the Custodian until physically received and registered in the name of the nominee of the Custodian.

       Section 12. The Custodian acknowledges and agrees that all books and records maintained by it for the Fund in any capacity under this Agreement are the property of the Fund and may be inspected by the Fund, or any authorized regulatory agency, at any reasonable time, and that upon request will be surrendered promptly to the Fund.

       Section 13. The Custodian assumes only the usual duties or obligations normally performed by custodians of mutual funds. It specifically assumes no responsibility for the management, investment or reinvestment of the Securities from time to time owned by the Fund whether or not on deposit hereunder, it being understood that the responsibility of said Securities shall be that of the Fund and its investment advisors.

       The Custodian shall not be liable for any taxes, assessments or governmental charges which may be levied or assessed upon the Securities held by it hereunder, or upon the income therefrom or otherwise whatsoever. The Custodian may pay any such tax, assessment or charge and reimburse itself out of the monies of the Fund or out of the Securities held hereunder; provided, however, that the Custodian shall consult the officers of the Fund before making any such payment.

       The Custodian may rely upon the advice of counsel, who may be counsel for the Fund or for the Custodian, and upon statements of accountants, brokers and other persons believed by it in good faith to be expert in the matters upon which they are consulted and for any action taken or suffered in good faith based upon such advise or statements the Custodian shall not be liable to anyone. The Custodian shall not be liable for anything done or suffered to be done in good faith in accordance with any request or advice of, or based upon information furnished by, the Fund or its officers or the Transfer Agent or its officers. The Custodian is authorized to accept a certificate of the President, Secretary or Assistant Secretary of the Fund to the effect that a resolution in the form submitted has been duly adopted by its Board of Directors or by the Shareholders, as conclusive evidence that such resolution has been duly adopted and is in full force and effect. The Custodian shall not be liable for any action in good faith and believed to be within the powers conferred upon it by this Agreement.

       Section 14. This Agreement may be amended from time to time without notice to or approval of the Shareholders by a supplemental agreement, in form approved by counsel, executed by the Fund and the Custodian and amending and supplementing this Agreement in the manner mutually agreed.

       Section 15. The Custodian may terminate this Agreement within a one year period in the event of non-payment of fees by the Fund. Thereafter, either the Fund or the Custodian may give 90 days written notice to the other of the termination of this Agreement, such termination to take effect at the time specified in the notice. In case such notice of termination is given either by the Fund or by the Custodian, the Fund shall use its best efforts to obtain a Successor Custodian, and the Board of Directors of the Fund shall, by resolution duly adopted, promptly appoint a Successor Custodian to serve upon the terms set forth in this Agreement as then amended and supplemented. Each Successor Custodian shall be a bank, trust company, or a bank and trust company in good standing, with legal capacity to accept custody of the securities of a mutual fund, incorporated and existing under the laws of the United States of America, or the laws of any State having an aggregate capital surplus and undivided profits as shown by its latest report of at least $5,000,000 and meeting all of the requirements of
Section 26 of the Investment Company Act of 1940. Upon receipt of written notice from the Fund of the appointment of such successor and upon receipt of Written Instructions, the Custodian shall deliver such Securities and cash as it may then be holding hereunder directly to and only to the Successor Custodian. Unless or until a Successor Custodian has been appointed as above provided, the Custodian then acting shall continue to act as Custodian under this Agreement. Every Successor Custodian appointed hereunder shall execute and deliver an appropriate written acceptance or its appointment and shall thereupon become vested with the rights, powers, obligation and custody of its predecessor Custodian. The Custodian ceasing to act shall nevertheless, upon request of the Fund and Successor Custodian and upon payment of its charges and disbursements, execute an instrument in form approved by its counsel transferring to the Successor Custodian all the predecessor Custodian's rights, duties, obligations and custody.

       In case the Custodian shall consolidate with or merge into any other corporation, the corporation remaining after or resulting from such consolidation or merger shall ipso facto, without the execution or filing of any papers or other documents, succeed to and be substituted for the Custodian with like effect as though originally named as such.

       Section 16. The Effective Date of this Agreement shall take be January 25, 1994.

       Section 17. This Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

       Section 18. This Agreement shall extend to and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Fund without the written consent of the Custodian, or by the Custodian without the written consent by the Fund, authorized or approved by a resolution of its Board of Directors.

     IN WITNESS WHEREOF, the Fund and the Custodian have caused this Agreement to be signed by their respective Presidents or Vice-Presidents and their corporate seals hereunto duly affixed, and attested by their respective officer as of the day and year first above written.


                                     THE AMERICAN HERITAGE FUND, INC.

                                                            (SEAL)

                                     By:       [SIG]
                                        --------------------------------

                                     Attest:   [SIG]
                                           -----------------------------
                                     STAR BANK, N.A. (SEAL)

                                     By:   /s/ NANCY V. KELLF
                                        --------------------------------
                                        VICE PRESIDENT AND TRUST OFFICER

                                     Attest: /s/ LYNNETTE C. GIBSON
                                        --------------------------------
                                        Senior Trust Officer

                                   SCHEDULE A
                                STAR BANK, N.A.
                              CUSTODY FEE SCHEDULE

Star Bank, N.A., as Custodian, will receive monthly compensation for services according to the terms of the following Schedule:

I.   PORTFOLIO TRANSACTION FEES:

     (a)  For each repurchase agreement transaction              $7.00

     (b)  For each portfolio transaction processed through
          DTC or Federal Reserve                                 $9.00

     (c)  For each portfolio transaction processed through
          our New York custodian                                $25.00

     (d)  For each GNMA/Amortized Security Purchase             $25.00

     (e)  For each GNMA Prin/Int Paydown, GNMA Sales             $8.00

     (f)  For each option/future contract written,
          exercised or expired                                  $25.00

     (g)  For each Cedel/Euro clear transaction                 $80.00

     (h)  For each Disbursement (Fund expenses only)             $5.00

A transaction is a purchase/sale of a security, free receipt/free delivery (excludes initial conversion), maturity, tender or exchange:

II.  MARKET VALUE FEE
     Based upon an annual rate of:           Million
     .00015 (1.5 Basis Points) on            Fund Balance

III. MONTHLY MINIMUM FEE-PER FUND                              $400.00

IV.  OUT-OF-POCKET EXPENSES
     The only out-of-pocket expenses charged to your account will be shipping fees or transfer fees.

V.   IRA DOCUMENTS
     Per Shareholder/year to hold each IRA Document              $8.00

VI.  EARNINGS CREDITS
     On a monthly basis any earnings credits generated from uninvested custody balances will be first applied against any cash management service fees and then to custody transaction fees (as referenced in item #1 above). Earnings credits are based on the average yield of the 91 day U.S. Treasury Bill for the preceding thirteen weeks less the 10% reserve.

                             AMENDMENT TO AGREEMENT

     This Amendment is made effective this 25th day of January, 1994 to the Custody Agreement made as of December 29, 1993 by and between The American Heritage Fund, Inc., (the "Fund") and Star Bank, N.A., (the "Custodian), to provide custodial services to the Funds.

     The Fund and the Custodian agree to amend the Agreement as follows:

     1. Custodian agrees to retain custody of U.S. Government Securities and securities issued and sold primarily in the United States. Custodian hereby appoints and Fund agrees to the appointment of Bankers Trust Company as Sub-Custodian to retain custody of foreign securities in accordance with the terms and conditions of the Agreement dated as of January 25, 1994 between Bankers Trust Company and Star Bank, N.A. attached hereto as Appendix D (the "Sub-Custodian Agreement"). The Fund hereby acknowledges such appointment and expressly agrees to the terms and conditions set forth in the Sub-Custodian Agreement.

     2.   A new paragraph shall be added to Section 1 to read as follows:
          Foreign Securities: The term foreign securities includes securities issued and sold primarily outside of the United States by a foreign government, a national of any foreign country or a corporation or other organization incorporated or organized under the laws of any foreign country and securities issued or guaranteed by the Government of the United States or by any state or any political subdivision thereof or by any agency thereof by any entity organized under the laws of the United States or of any state thereof which have been issued and sold primarily outside the United States.


     IN WITNESS WHEREOF, the parties hereby ratify and affirm the Agreement in its entirety as amended by this Amendment.

Attest:                                 The American Heritage Fund, Inc.


        [SIG]                           By:            [SIG]
-----------------------                    ----------------------------


Attest:                                 Star Bank N.A.


/s/ CHERI SCOTT GERACI                  By:    /s/ LYNNETTE C. GIBSON
-----------------------                    ----------------------------

                                   APPENDIX D

                              CUSTODIAN AGREEMENT


     AGREEMENT dated as of January 25, 1994 between BANKERS TRUST COMPANY (the "Custodian") and Star Bank, N.A. (the "Customer"). Customer represents and Custodian acknowledges that it is entering into this Agreement solely as Custodian of The American Heritage Fund, Inc. (the "Fund"), its client, with whom Customer has a Custody Agreement.

     1. Employment of Custodian. The Customer hereby employs the Custodian as custodian of all assets of the Customer which are delivered to and accepted by the Custodian or any of its subcustodians (as that term is defined in Section 5) anywhere in the world (the "Property") pursuant to the terms and conditions set fort herein. Without limitation, such Property shall include stocks and other equity interests of every type, evidences of indebtedness, other instruments representing same or rights or obligations to received, purchase, deliver or sell same and other non-cash investment property of the Customer ("Securities") and cash from whatever source and in whatever currency ("Cash"). The Custodian shall not be responsible for any property of the Customer held or received by the Customer or others and not delivered to the Custodian or any of its subcustodians.

     2. Custody Account. The Custodian agrees to establish and maintain a custody account in the name of the Customer (the "Account") for any and all Property form time to time received and accepted by the Custodian or nay of its subcustodians for the account of the Customer. The Customer acknowledges its responsibility as a principal for all of its obligations to the Custodian arising under or in connection with this Agreement, notwithstanding that it may be acting on behalf of Fund and warrants its authority to deposit in the Account any Property received therefor by the Custodian shall not be subject to, nor shall its rights and obligations under this Agreement or with respect to the Account be affected by, any agreement between the Customer and any other person.

     The Custodian shall hold, keep safe and protect as custodian in the Account, on behalf of the Customer, all Property. All transactions, including, but not limited to, foreign exchange transactions, involving the Property shall be executed or settled solely in accordance with Instructions (as that term is defied in Section 10), except that until the Custodian receives Instructions to the contrary, the Custodian will:

          (a) collect all interest and dividends and all other income and payments whether paid in cash or in kind, on the Property, as the same become payable and credit the same to the Account;

          (b) present for payment all Securities held in the Account which are called, redeemed or retired or otherwise become payable and all coupons and other income items which call for payment upon presentation and hold the cash received in the Account pursuant to this Agreement;

          (c) exchange Securities where the exchange is purely ministerial (including, without limitation, the exchange of temporary securities for those in definitive form and the exchange of warrants, or other documents of entitlement to securities, for the Securities themselves);


               (d) whenever notification of a rights entitlement or a fractional interest resulting from a rights issue, stock dividend or stock split is received for the Account and such rights entitlement or fractional interest bears an expiration date, if after endeavoring to obtain the Customer's Instructions such Instructions are not received in time for the Custodian to take timely action, sell in the discretion of the Custodian (which sale the Customer hereby authorizes the Custodian to make) such rights entitlement or fractional interest and credit the Account with the net proceeds of such sale;


               (e) executed in the Customer's name for the Account, whenever the Custodian deems it appropriate, such ownership and other certificates as may be required to obtain the payment of income from the Property; and


               (f) pay for the Account, any and all taxes and levies in the nature of taxes imposed on income on the Property by any government authority. In the event there is insufficient Cash available in the Account to pay such taxes and levies, the Custodian shall notify the Customer of the amount of the shortfall and the Customer, at its option, may deposit additional Cash in the Account or take steps to have sufficient Cash available. The Customer agrees, when and if requested by the Custodian and required in connection with the payment of any such taxes to cooperate with the Custodian in furnishing information, executing documents or otherwise.

       The Custodian shall deliver, subject to Section 12 below, any and all Property in the Account in accordance with instructions and in connection therewith, the Customer will accept delivery of Securities of the same class and denomination in place of those contained in the Account. Neither the Custodian nor any subcustodian shall have any duty or responsibility to see to the application of any Property withdrawn from the Account upon Instructions.

       Except as otherwise may be agreed upon by the parties hereto, the Custodian shall not be required to comply with any Instructions to settle the purchase of any Securities for the Account unless there is sufficient Cash in the Account at the time or settle the sale of any Securities from the Account unless such Securities are in deliverable form. Notwithstanding the foregoing, if the purchase price of such Securities exceeds the amount of Cash in the Account at the time of such purchase, the Custodian may, in its sole discretion, advance the amount of the difference in order to settle the purchase of such Securities. The amount of any such advance shall be deemed a loan from the Custodian to the Customer payable on demand and bearing interest accruing from the date such loan is made to but not including the date such loan is repaid at a rate per annum customarily charged by the Custodian on similar loans.

       3. Records, Ownership of Property and Statements. The ownership of the Property whether Securities, Cash and/or other property, and whether held by the Custodian or a subcustodian or in a securities depository or clearing agency as hereinafter authorized, shall be clearly recorded on the Custodian's books as belonging to the Account and not for the Custodian's own interest. The Custodian shall keep accurate and detailed accounts of all investments, receipts, disbursements and other transactions for the Account. All accounts, books and records of the Custodian relating thereto shall be open to inspection and audit at all reasonable times during normal business hours by any person designated by the Customer. The Custodian will supply to the Customer from time to time, as mutually agreed upon, a statement in respect to any Property in the Account held by the Custodian or by a subcustodian. In the absence of the filing in writing with the Custodian by the Customer of exceptions or objections to any such statement within sixty (60) days of the mailing thereof, the Customer shall be deemed to have approved such statement; and in such case or upon written approval of the Customer of any such statement, the Custodian shall, to the extent permitted by law, be released, relieved and discharged with respect to all matters and things set forth in such statement as though such statement had been settled by the decree of a court of competent jurisdiction in an action in which the Customer and all persons having any equity interest in the Customer were parties.

       4. Maintenance of Property Outside of the United States. Property in the Account may be held in a country or other jurisdiction outside of the United States; provided that (a) with respect to Securities, such country or other jurisdiction shall be one in which the principal trading market for such Securities is located or the country or other jurisdiction in which such Securities are to be presented for payment or are acquired for the Account and
(b) with respect to cash, the amount thereof to be maintained in any country or other jurisdiction shall be an amount which is deemed necessary to settle transactions relating to Securities purchased for the Account in such country or jurisdiction or which is received in connection with the holding of such Securities in the Account.

       5. Subcustodians and Securities Depositories. The Custodian may employ, directly or indirectly, one or more subcustodians to assist in the performance of its obligations hereunder; provided, however, that the employment of any such subcustodians (other than any such subcustodian which is a securities depository or clearing agency) the Custodian shall only be responsible or liable for loses arising from such employment caused by the Custodian's own failure to exercise reasonable care.

       The Customer authorizes and instructs the Custodian to hold the Property in the Account in custody accounts which have been established by the Custodian with one of its branches, a branch of another U.S. bank, a foreign bank or trust company acting as custodian or a securities depository in which the Custodian participants. Hereinafter, the term "subcustodian" will refer to any third-party agent referred to in the first sentence of this paragraph which has entered into an agreement with the Custodian of the type contemplated hereunder regarding Securities and/or Cash held in or to be acquired for the Account. In addition, the Customer also authorizes the Custodian to authorize any subcustodian to hold the Property in the Account in one or more accounts with securities depositories or clearing agencies in which such subcustodian participates subject to the provisions set forth below. The Custodian shall select in its sole discretion the entity or entities in the custody of which any of the Securities may be so maintained or with which any Cash may be so deposited. Furthermore, any entity so selected in authorized to hold such Securities or Cash in its account with any securities depository or clearing agency in which it participates.

       6. Use of Subcustodian. With respect to Securities in the Account which are maintained by the Custodian in the custody of a subcustodian pursuant to Section 5,

             (a) The Custodian will identify on its books as belonging to the Customer any Securities held by such subcustodian.

             (b) In the event that a subcustodian permits any of the Securities placed in its care to be held in a securities depository or clearing agency, such subcustodian will be required by its agreement with the Custodian to identify on its books such Securities as being held for the account of the Custodian for its customers.

             (c) Any Securities in the Account held by a subcustodian will be subject only to the instructions of the Custodian or its agents unless specifically otherwise authorized by the Custodian on an exception basis; and any Securities held in a securities depository or clearing agency for the account of the Custodian or a subcustodian will be subject only to the instructions of the Custodian or such subcustodian, as the case may be.

             (d) Securities deposited with a subcustodian will be maintained in an account holding only assets for customers of the Custodian.

             (e) Any agreement the Custodian shall enter into with a subcustodian with respect to the holding of Securities shall require that (i) the Securities are not subject to any right, charge, security interest lien or claim of any kind in favor of such subcustodian except a claim for payment in accordance with such agreement for their safe custody or administration and expenses related thereto and (ii) beneficial ownership of such Securities be freely transferable without the payment of money or value other than for safe custody or administration and expenses related thereto.

             (f) Upon request by the Customer, the Custodian will identify the name, address and principal place of business of any subcustodian and the name and address of the governmental agency or other regulatory authority that supervises or regulates such subcustodian.

       7. Holding of Securities, Nominees, etc. Securities in the Account which are held by the Custodian or any subcustodian may be held by such entity in the name of the Customer, in its own name, in the name of its nominee or in bearer form. Securities which are held with a subcustodian or are eligible for deposit in a securities depository as provided above may be maintained with the subcustodian or depository, as the case may be, in an account for the Custodian's or subcustodian's customers. The Custodian or subcustodian, as the case may be, may combine certificates of the same issue held by it as fiduciary or as a custodian. In the event that any Securities in the name of the Custodian or its nominee or held by one of its subcustodians and registered in the name of such subcustodian or its nominee are called for partial redemption by the issuer of such Security, the Custodian may, subject to the rules or regulations pertaining to allocation of any securities depository in which such Securities have been deposited, allot, or cause to be allotted, the called portion to the respective beneficial holders of such class of security in any manner the Custodian deems to be fair and equitable.

       8. Proxies, etc. With respect to any proxies, notices, reports or other communications relative to any of the Securities in the Account, the Custodian shall perform such services relative thereto as may be agreed upon between the Custodian and the Customer. Neither the Custodian nor its nominees or agents shall vote upon or in respect of any of the Securities in the Account, execute any form of proxy to vote theron, or give any consent or take any action (except as provided in Section 2) with respect thereto except upon the receipt of Instructions from the Customer relative thereto.

       9. Settlement Procedures. Settlement and payment for Securities received for the Account and delivery of Securities maintained for the Account may be effected in accordance with the customary or established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including, without limitation, delivering Securities to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) against a receipt with the expectation of receiving later payment for such Securities from such purchaser or dealer, and in accordance with the standard operating procedures of the Custodian in effect from time to time for that jurisdiction or market.

       10. Instructions. The term "Instructions" means instructions from the Customer in respect of any of the Custodian's duties hereunder which have been received by the Custodian at its address set forth in Section 15 below in writing or by tested telex signed or given by such one or more person or persons as the Customer shall have from time to time authorized to give the particular class of Instructions in question and whose name ad (if applicable) signature and office address have been filed with the Custodian, or upon receipt of such other form of instructions as the Customer may from time to time authorize in writing and which the Custodian agrees to accept. The Custodian shall have the right to assume in the absence of notice to the contrary from the Customer that any person whose name is on file with the Custodian pursuant to this Section 10 has been authorized by the Customer to give the Instructions in question and that such authorization has not been revoked.

       11. Standard of Care. The Custodian shall be responsible for the performance of only such duties as are set forth herein or contained in Instructions given to he Custodian which are not contrary to the provisions of this Agreement. The Custodian will use reasonable care with respect to the safekeeping of Securities in the Account and in carrying out its obligations under the Agreement. So long as and to the extent that it has exercised reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any Property or other property or evidence of title thereto received by it or delivered by it pursuant to this Agreement and shall be held harmless in acting upon, and may conclusively rely on, without liability for any loss resulting therefrom, any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed or furnished by the proper party or parties, including, without limitation, Instructions, and shall be indemnified by the Customer for any losses, damages, costs and expenses (including, without limitation, the fees and expenses of counsel) incurred by the Custodian and arising out of action taken or omitted in good faith by the Custodian hereunder or under any Instructions. The Custodian shall be liable to the Customer for any loss which shall occur directly as the result of the failure of a subcustodian (other than any subcustodian which is a securities depository or clearing agency the actions or omissions for which the Custodian's liability and responsibility is set forth in the last proviso of the first paragraph of Section 5) to exercise reasonable care with respect to the safekeeping of such Securities. In the event of any loss to the Customer by reason of the failure of the Custodian or its subcustodian to utilize reasonable care, the Custodian shall be liable to the Customer to the extent of the Customer's actual damages at the time such loss was discovered without reference to any special conditions or circumstances. In no event shall the Custodian be liable for any consequential or special damages. The Custodian shall be entitled to rely, and may act, on advice of counsel (who may be counsel for the Customer) on all matters and shall be without liability for any action reasonably taken or omitted pursuant to such advice.

       All collections of funds or other property paid or distributed in respect of Securities in the Account, including funds involved in third-party foreign exchange transactions, shall be made at the risk of the Customer. The Custodian shall have no liability for any loss accessioned by delay in the actual receipt of notice by the Custodian or by its subcustodian of any payment, reception or other transaction regarding Securities in the Accounting respect of which the Custodian has agreed to take action as provided in Section 2 hereof. The Custodian shall not be liable for any loss resulting from, or caused by, or resulting from acts of governmental authorities (whether de jure or de facto), including, without limitation, nationalization, expropriation, and the imposition of currency restrictions; acts of war, terrorism, insurrection or revolution; strikes or work stoppages; the inability of a local clearing and settlement system to settle transactions for reasons beyond the control of the Custodian; hurricane, cyclone, earthquake, volcanic eruption, nuclear fusion, fission, radioactivity or other acts of God.

       The provisions of this Section shall survive termination of this Agreement.

       12. Fees and Expenses. The Customer agrees to pay to the Custodian such compensation for its services pursuant to this Agreement as may be mutually agreed upon in writing from time to time and the Custodian's out-of-pocket or incidental expenses, including (but not limitation) legal fees. The Customer hereby agrees to hold the Custodian harmless from any liability or loss resulting from any taxes or other governmental charges, and any expense related thereto, which amy be imposed, or assessed with respect to any Property in the Account and also agrees to hold the Custodian, its subcustodians, and their respective nominees harmless from any liability as a record holder of Property in the Account. The Custodian is authorized to charge any account of the Customer for such items. The provisions of this Section shall survive the termination of this Agreement.

       13. Amendment, Modifications, etc. No provisions of this Agreement may amended, modified or waived except in writing signed by the parties hereto.

       14. Termination. This Agreement may be terminated by the Customer or the Custodian by ninety (90) days' notice to the other; provided that notice by the Customer shall specify the names of the persons to who the Custodian shall deliver the Securities in the Account and to whom the Cash in the Account shall be paid. If notice of termination is given by the Custodian, the Customer shall, within ninety (90) days following the giving of such notice, deliver to the Custodian a written notice specifying the names of the persons to whom the Custodian shall deliver the Securities in the Account and to whom the Cash in the Account shall be paid. In either case, the Custodian will deliver such Securities and Cash to the persons so specified, after deducting therefrom any amounts which the Custodian determines to be owed to it under Section 12. In addition, the Custodian may in its discretion withhold from such delivery such Cash and Securities as may be necessary to settle transactions pending at the time of such delivery. If within ninety (90) days following the giving of a notice of termination by the Custodian, the Custodian does not receive from the Customer a written notice specifying the names of the persons to whom the Cash in the Account shall be paid, the Custodian, at its election, may deliver such Securities and pay such Cash to a bank or trust company doing business in the State of New York to be held and disposed of pursuant to the provisions of this Agreement, or may continue to hold such Securities and Cash until a written notice as aforesaid is delivered to the Custodian.

       15. Notices. Except as otherwise provided in this Agreement, all requests, demands or other communications between the parties or notices in connection herewith (a) shall be in writing, had delivered or sent by telex, telegram, facsimile or cable, addressed, if to the Customer, to its address set forth on the signature page hereof and, if to the Custodian, to c/o BTNY Services, Inc., 34 Exchange Place, Jersey City, New Jersey 07302, Attention: Global Securities Services, (Telex No. 420066 Area 19
Answerback: BANTRUS) (Facsimile No. 201-860-7290), or in either case to such other address as shall have been furnished to the receiving party pursuant to the provisions hereof and (b) shall be deemed effective when received, or, in the case of a telex, when sent to the proper number and acknowledged by a proper answerback.

       16. Security for Payment. To secure payment of all fees and expenses payable to Custodian hereunder, including but not limited to amounts payable pursuant to indemnification provisions and to the last paragraph of Section 2, the Customer hereby grants to Custodian a continuing security interest in and right to setoff against the Account and all Property held therein from time to time in the full amount of such obligations; provided that, if the Account consists of more than one fund and the obligations secured pursuant to this
Section 16 can be allocated to a specific fund, such security interest and right of setoff will be limited to any amounts owned hereunder, Custodian shall be entitled to use available Cash in the Account or such applicable portion thereof held for a specific fund, as the case may be, and to dispose of Securities in the Account or such applicable portion thereof as is necessary. In the event Securities in the Account or such applicable portion thereof are insufficient to discharge such obligations, the Customer hereby grants Custodian a continuing security interest in and right of setoff against the balance from time to time in any non-custodian account of the Customer (the "Pledged Balances"), and Custodian may, at any time or from time to time at Custodian's sole option and without notice, appropriate and apply toward the payment of such obligations, the Pledged Balances. If at any time Property in the Account or such applicable portion thereof and the Pledged Balances are insufficient to fully collateralize such obligations, Customer shall provide to Custodian additional collateral in form and amount satisfactory to Custodian and shall grant to Custodian a continuing security interest in and right of setoff against such collateral. In any such case and without limiting the foregoing, Custodian shall be entitled to take such other action(s) or exercise such other options, powers and rights as Custodian now or hereafter has a secured creditor under the New York Uniform Commercial Code or any other applicable law.

       17. Governing Law and Successors and Assigns. This Agreement shall be governed by the law of the State of New York and shall not be assignable by either party, but shall bind the successors in interest of the Customer and Custodian.

       18. Publicity. Customer shall furnish to Custodian at its office referred to in Section 15 above, prior to any distribution thereof, copies of any material prepared for distribution to any persons who are not parties hereto that refer in any way Custodian. Customer shall not distribute or permit the distribution of such materials if Custodian reasonable objects in writing within ten (10) business days (or such other time as may be mutually agreed) after receipt thereof. The provisions of this Section shall survive the termination of this Agreement.

       19. Submission to Jurisdiction. To the extent, if any, to which the Customer or any of its respective properties may be deemed to have or hereafter to acquire immunity, on the ground of sovereignty or otherwise, from any judicial process or proceeding to enforce this Agreement or to collect amounts due hereunder (including, without limitation, attachment proceedings prior to judgment or in aid of execution) in any jurisdiction, the Customer hereby waives such immunity and agrees not to claim the same. Any suit, action or proceeding arising out of this Agreement may be instituted in any State or

Federal court sitting in the City of New York, State of New York, United States of America, and the Customer irrevocably submits to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding and waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of such suit, action or proceeding brought in such a court and any claim that such suit, action or proceeding was brought in an inconvenient forum. The Customer hereby irrevocably designates, appoints and empowers, as its authorized agent to receive, for and on behalf of the Customer and its property service of process in the State of New York when and as such legal actions or proceedings may be brought in any of the aforementioned courts, and such service of process shall be deemed complete upon the date of delivery thereof to such agent whether or not such agent gives notice thereof to the Customer or upon the earliest of any other date permitted by applicable law. The Customer further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by certified air mail, postage prepaid, to the Customer at its address set forth below or in any other manner permitted by law, such service to become effective upon the earlier of (i) the date fifteen (15) days after such mailing or (ii) any earlier of date permitted by applicable law. The Customer agrees that it will at all times continuously maintain an agent to receive service of process in the City and State of New York on behalf of itself and its properties with respect to this Agreement and in the event that, for any reason, the agent named above or its successor shall no longer serve as agent of the Customer to receive service of process in the City and State of New York on its behalf, the Customer shall promptly appoint a successor to so serve and shall advise the Custodian thereof.

       20. Headings. The headings of the paragraphs hereof are included for convenience of reference only and do not form a part of this Agreement.


                                       STAR BANK, N.A.


                                       By:
                                          --------------------------------------

                                       Title:
                                             -----------------------------------

                                       Address:
                                               ---------------------------------


                                       BANKERS TRUST COMPANY


                                       By:
                                          --------------------------------------

                                       Title:
                                             -----------------------------------

                                 STAR BANK, N.A
                                 GLOBAL CUSTODY
                                  FEE SCHEDULE



       1.     Annual Charge on Fund Assets Non-Emerging Markets:
              -      10 basis points on the first $25 million
              -      12 basis points on the next $25 million
              -      Remainder to be negotiated

       2.     Transaction Fee For Non-Emerging Markets:

                     - $125 per Security Purchase/sale until funds asset value reaches $25 million
                     - $75 per security purchase/sale once funds asset value exceeds $25 million

              Non-Emerging Markets:

-            Cedel (Eurobonds)             -        Australia               -         Austria
-            Euroclear (Eurobonds)         -        Belgium                 -         Hong Kong
                                           -        Canada                  -         Indonesia
                                           -        Denmark                 -         Malaysia
                                           -        France                  -         Mexico (Equities)
                                           -        Germany                 -         Philippines
                                           -        Italy                   -         Singapore
                                           -        Ireland                 -         Spain
                                           -        Japan                   -         Sweden
                                           -        Luxembourg              -         Thailand
                                           -        Netherlands
                                           -        New Zealand
                                           -        Norway
                                           -        Switzerland
                                           -        United Kingdom

Assets and Transaction Fee - Emerging Markets:

Country                      Annual Asset Fee              Transactions
-------                      ----------------              ------------
Argentina                    45 Basis Points               $175
Bangladesh                   35 Basis Points               $175
Brazil                       50 Basis Points               $125
Chile                        30 Basis Points               $125
Columbia                     40 Basis Points               $150
Finland                      l5 Basis Points               $125
Greece                       5O Basis Points               20 Basis Points
India                        45 Basis Points               $175
Mexico (Bonds)               30 Basis Points               $125
Pakistan                     30 Basis Points               $175
Peru                         55 Basis Points               $175
Portugal                     15 Basis Points               $125
Shanghai                     25 Basis Points               $100
Shenzen                      25 Basis Points               $100
South Korea                  15 Basis Points               $125
Sri Lanka                    25 Basis Points               $100
Turkey                       30 Basis Points               $125
Venezuela                    35 Basis Points               $125



3.     Base Fee - $525 per Account (per month)

4.     Communications (Globe *Link) - Free of Charge

* The above fee schedule assumes the client will deal directly with Star Bank and all foreign security transactions will be settled in U.S. dollars.

Notes
-----

1.     Fees are billed monthly.

2. Fees for the receipt of positions relating to the initial asset transaction will be waived with the exception of Spain and Indonesia were re-registration fees will be assessed.

3. Cash movements relating to third party FX trades will be assessed at $15 per U.S. wire movement and $50 per non U.S. wire movement. For FX trades concluded with BTCo., this charge will be waived.

4. Fees for investment in countries not listed will be negotiated separately.

5. Fees for stamp duty and registration, charged by local authorities, not included as part of trade cost will be billed separately.